UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2024
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW			800	232-6643
			Washington,	DC	20005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)			(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Operating Officer
On February 17, 2024, Peter Akwaboah was appointed as Executive Vice President and Chief Operating Officer of Fannie Mae (formally, the Federal National Mortgage Association). Mr. Akwaboah’s appointment is expected to be effective as of May 20, 2024.

Mr. Akwaboah, 54, is a Managing Director at Morgan Stanley and, since 2021, has served as the Chief Operating Officer of Technology and Head of Innovation. In this role, he has been responsible for driving the technology strategy with a focus on fueling the firm’s innovation, effectiveness and resilience. Mr. Akwaboah also has partnered with Morgan Stanley’s businesses to build on the firm’s technology investments and delivery opportunities to enable profitability. From 2017 to 2020, Mr. Akwaboah was Morgan Stanley’s Global Head of Shared Services and Banking Operations. Mr. Akwaboah serves on the Board of the Morgan Stanley Foundation and is a member of the Federal Reserve Bank’s Payments Risk Committee. Before joining Morgan Stanley in 2015, Mr. Akwaboah spent a decade at the Royal Bank of Scotland, including as Asia Pacific Chief Operating Officer for Operations, Technology and Corporate Services. Prior to that, he held leadership roles in operations and technology at Deutsche Bank, KPMG and IBM. Mr. Akwaboah serves on the Boards of the Foundation of Orthopedics and Complex Spine and the Museum of American Finance.

Mr. Akwaboah’s total annual target direct compensation will be $3,750,000, consisting of base salary of $600,000, fixed deferred salary of $2,025,000 and at-risk deferred salary of $1,125,000. To compensate him for compensation he will forfeit upon leaving Morgan Stanley, Mr. Akwaboah was also awarded a sign-on award of $1,750,000, which will be paid in an installment of $1,250,000 as soon as practicable after his start date and a second installment of $500,000 as soon as practicable after May 20, 2025 or, if later, the first anniversary of his start date, provided he remains employed at Fannie Mae. If Mr. Akwaboah resigns or his employment with Fannie Mae is terminated involuntarily due to his misconduct within one year after he receives an installment of the sign-on award, he will be required to repay the installment. Mr. Akwaboah has also been offered benefits under Fannie Mae’s relocation plan, conditioned on his continued employment with Fannie Mae for a minimum of 18 months from when he initiates the relocation benefits. He must reimburse Fannie Mae 100% of these benefits if his employment terminates (either voluntarily or involuntarily due to misconduct) within 12 months, or 50% if his employment terminates from the 13th through the 18th month. Mr. Akwaboah will also be eligible to receive employee benefits, including those described in “Elements of 2023 Executive Compensation Program” in the “Executive Compensation—Compensation Discussion and Analysis” (“CD&A”) section of Fannie Mae’s annual report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 15, 2024 (the “2023 Form 10-K”).

Fannie Mae expects to enter into an indemnification agreement with Mr. Akwaboah, the form of which was filed as Exhibit 10.3 to our annual report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 14, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Wells M. Engledow
Wells M. Engledow
Enterprise Deputy General Counsel—Senior Vice President
Date: February 22, 2024
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